EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Comstock Homebuilding Companies, Inc. (the “Company”) for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Christopher Clemente, Chairman and Chief Executive Officer of the Company and Bruce Labovitz, Chief Financial Officer of the Company, certify, to our best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2008	/s/ Christopher Clemente
Christopher Clemente
Chairman and Chief Executive Officer

Date: August 14, 2008	/s/ Bruce J. Labovitz
Bruce J. Labovitz
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.